EXHIBIT 10.98

GUARANTY

GUARANTY, dated July 28, 2003 (the “Guaranty”), made by Incara Pharmaceuticals Corporation (the “Guarantor”) in favor of Goodnow Capital, Inc. (the “Beneficiary”).

W I T N E S S E T H:

WHEREAS, the Guarantor owns 100% of the outstanding capital stock of Incara Cell Technologies, Inc. (the “Borrower”); and

WHEREAS, the Beneficiary has agreed to make certain advances (the “Advances”) to the Borrower from time to time pursuant to the terms of a Convertible Secured Promissory Note, dated of even date herewith (the “Note”); and

WHEREAS, the obligations of the Borrower under the Note are secured pursuant to the terms of a Security Agreement, dated of even date herewith (the “Borrower Security Agreement”), made by the Borrower in favor of the Beneficiary; and

WHEREAS, the Guarantor will benefit substantially from the Advances; and

WHEREAS, it is a condition precedent to the Beneficiary’s obligation to make Advances to the Borrower that the Guarantor provide this Guaranty; and

WHEREAS, in order to induce the Beneficiary to make the Advances, the Guarantor has agreed to guarantee the payment obligations of the Borrower under the Note on the terms and subject to the conditions hereof; and

WHEREAS, the obligations of the Guarantor under this Guaranty are secured pursuant to the terms of a Security Agreement, dated of even date herewith (the “Security Agreement”), made by the Borrower in favor of the Beneficiary; and

WHEREAS, a subsidiary of the Borrower intends to merge with and into the Guarantor (the “Merger”) following the date hereof with the result that the Guarantor will become a wholly owned subsidiary of the Borrower.

NOW, THEREFORE, the Guarantor, intending to be legally bound, hereby agrees as follows:

1 Guaranty. The Guarantor hereby irrevocably and unconditionally guarantees to the Beneficiary, irrespective of the validity and enforceability of the Notes, the Borrower Security Agreement or the obligations of the Borrower thereunder, that: (a) the principal and interest on the Note will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest on any interest, if any, on the Note and all other payment obligations of the Borrower to the Beneficiary thereunder or under the Borrower Security Agreement will be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of the Note or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Note or the Borrower Security Agreement shall constitute an event of default under this Guaranty and shall entitle the Beneficiary to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Borrower.

2. Obligations Absolute. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Note or the Borrower Security Agreement, the absence of any action to enforce the same, any waiver or consent by the Beneficiary with respect to any provisions of the Note or the Borrower Security Agreement, any release of any other guarantor of such obligations, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

3. Waiver of Defenses; Notices. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Note, the Borrower Security Agreement and this Guaranty. If the Beneficiary is required by any court or otherwise to return to the Borrower or to the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Borrower or the Guarantor, any amount paid by the Borrower or the Guarantor to the Beneficiary, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

4. Acceleration of Obligations. The Guarantor agrees that, as between it, on the one hand, and the Beneficiary, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in the Note, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in the Note, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for purposes of this Guaranty.

5. Expenses of Collection. If the Guarantor fails to pay any amount hereunder when due, the Guarantor shall be obligated to pay to the Beneficiary on demand the reasonable attorneys’ fees and disbursements and all other reasonable out-of-pocket costs incurred by the Beneficiary in order to collect amounts due and owing hereunder or otherwise to enforce the Beneficiary’s rights and remedies hereunder.

6. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Beneficiary against the Borrower or any collateral security or guarantee or right of offset held by the Beneficiary for the payment of the obligations guaranteed hereby, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Beneficiary by the Borrower on account of the obligations guaranteed hereby are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of such obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Beneficiary, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Beneficiary in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Beneficiary, if required), to be applied against the obligations guaranteed hereby, whether matured or unmatured, in such order as the Beneficiary may determine.

7. Representations and Warranties. The Guarantor hereby represents and warrants to the Beneficiary as follows:

(a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease its property and assets and to carry on its business as presently conducted.

(b) The Guarantor has full corporate power and authority to execute and deliver this Guaranty and the Security Agreement and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Guaranty and the Security Agreement have been duly authorized, executed and delivered by the Guarantor and constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(c) Except as set forth in a schedule of exceptions, dated of even date herewith, provided to the Beneficiary, neither the execution and delivery of this Guaranty or the Security Agreement nor the performance by the Guarantor of its obligations hereunder or thereunder will (i) contravene any provision contained in the Guarantor’s Certificate of Incorporation or by-laws, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Guarantor is a party or by which it is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any Lien (as defined below) on any of the Guarantor’s assets or properties (except for the security interests created pursuant to the Security Agreement), or (iv) result in the acceleration of, or permit any person or entity to accelerate or declare due and payable prior to its stated maturity, any obligation of the Guarantor.

(d) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person or entity is necessary for the execution, delivery or performance of this Guaranty or the Security Agreement or the consummation of the transactions contemplated hereby or thereby.

8. Covenants. The Guarantor agrees that, so long as any amount payable under the Note remains unpaid, it will not, without the prior written consent of the Beneficiary:

(a) create, incur, guarantee, issue, assume or in any manner become liable in respect of, any obligation (i) for borrowed money, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a Lien (as defined below) on any asset of the Guarantor, whether or not such obligation is assumed by the Guarantor and (vii) of any other person or entity, other than indebtedness for borrowed money existing on the date of this Guaranty or other obligations or other liabilities incurred in connection with Liens permitted to be incurred under Section 8(b)(vi) or 8(b)(vii) hereof;

(b) create, incur, assume or suffer to exist any lien, claim, pledge, charge, security interest or encumbrance of any kind (“Liens”) on any asset now owned or hereafter acquired by it, except:

(i) Liens existing on the date hereof;

(ii) Liens for taxes or assessments and similar charges either (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which the Guarantor shall have set aside on its books adequate reserves;

(iii) Liens incurred or pledges and deposits in connection with workers’ compensation, unemployment insurance and other social security benefits, or securing the performance bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business;

(iv) Liens imposed by law, such as mechanics’, carriers’, warehousemen’s, materialmen’s and vendors’ Liens, incurred in good faith in the ordinary course of business;

(v) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Guarantor taken as a whole or impair the use of such property in the operation of the Guarantor’s business;

(vi) Liens incurred or assumed which are either purchase money Liens upon or in any property acquired or Liens in connection with capital lease transactions in the ordinary course of business; and

(vii) other Liens incidental to the conduct of the Guarantor’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money, and which do not in the aggregate materially detract from the value of its property or assets;

(c) except for the accrual or payment of dividends on the Guarantor’s Series C Preferred Stock as required by the terms of the Series C Preferred Stock, declare or make any (i) any dividend, distribution or other payment on any capital stock of the Guarantor or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (A) any capital stock or (B) any option, warrant or other right to acquire capital stock of the Guarantor;

(d) issue or sell any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or rights to acquire or to subscribe for any shares of its capital stock; provided, however, that this Section 8(d) shall not apply to the issuance of shares of capital stock upon (i) the exercise or conversion of rights outstanding on the date hereof, (ii) the exercise of options granted to directors, officers or consultants of the Guarantor or its subsidiaries, or the regularly scheduled purchase of shares at a discount by employees pursuant to the Guarantor’ 1995 Employee Stock Purchase Plan (the next regularly scheduled purchase of which is scheduled for September 30, 2003), each pursuant to a plan approved by the Board of Directors of the Guarantor (the “Board”) or the compensation committee thereof, and (iii) the repayment of the secured convertible promissory note dated July 11, 2003 in the principal amount of $35,000 issued by the Guarantor to W. Ruffin Woody, Jr.; or

(e) take or refrain from taking any action that results in Incara Cell Technologies (“ICT”) ceasing to be a wholly owned, direct subsidiary of the Guarantor, other than as a result of the Merger.

8A. AEOL-10150 Development. The Guarantor agrees that, so long as any amount payable under the Note remains unpaid, the Beneficiary or its representative shall have the right to consult with the Guarantor from time to time during regular business hours regarding the regulatory and clinical development of AEOL-10150, through the completion and analysis of Phase I human clinical studies or any foreign equivalent (each, an “AEOL-10150 Development Decision”) and, in connection therewith to meet with the Guarantor’s management and technical personnel involved in the AEOL-10150 Development Decision and to receive copies of all materials relevant thereto; provided, however, that the Beneficiary and its representative shall agree to keep confidential all non-public information provided to it pursuant to this Section 8A. The Guarantor shall consider in good faith any suggestions or input provided to it by the Beneficiary or its representative; provided, however, that the Guarantor shall have the right to make the AEOL-10150 Development Decision as it determines in the good faith exercise of its business judgment.

9. Observer Rights. So long as any amount payable under the Note remains unpaid, the Beneficiary shall have the right to designate one individual (the “Representative”) who shall be entitled to attend all meetings of the Board and all meetings of committees of the Board and to participate therein but who shall not have the right to vote on any matter submitted to the Board or any committee of the Board for action. The Representative shall be entitled to receive, and the Guarantor shall be obligated to furnish to the Representative, a copy of all materials furnished to the Board or any committee thereof; provided the Representative treats such materials confidentially. The Beneficiary shall have the right, from time to time, to designate a new Representative.

10. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) The Guarantor shall fail to pay any amount under this Guaranty when due;

(b) The Guarantor shall fail to observe or perform any of the covenants set forth in Section 8.

(c) The Guarantor shall fail to observe or perform any other covenant or agreement contained in this Guaranty or the Security Agreement and such failure shall continue for a period of thirty (30) days;

(d) Any representation or warranty made by the Guarantor in this Guaranty or the Security Agreement shall have been untrue or misleading in any material respect when made;

(e) The Guarantor fails to make a required payment or payments on indebtedness for borrowed money of Twenty-Five Thousand Dollars ($25,000) or more in aggregate principal amount;

(f) There shall have occurred an acceleration of the stated maturity of any indebtedness for borrowed money of the Guarantor of Twenty-Five Thousand Dollars ($25,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Guarantor of notice of such acceleration);

(g) Any covenant, agreement or obligation of the Guarantor in the Security Agreement shall cease to be enforceable, or shall be determined to be unenforceable in any material respect; or any of the security interests granted to the Beneficiary in the Security Agreement shall be determined to be void, voidable, invalid or unperfected, are subordinated or are ineffective to provide the Beneficiary with a perfected, first priority security interest in the collateral covered by the Security Agreement;

(h) Any Event of Default shall have occurred and be continuing under the Note;

(i) Any Event of Default shall have occurred and be continuing under the Borrower Security Agreement;

(j) The Guarantor shall merge or consolidate with or into any other person or entity, sell, transfer, lease or otherwise dispose of all or any substantial portion of its assets in one transaction or a series of related transactions, participate in any share exchange, consummate any recapitalization, reclassification, reorganization or other business combination transaction or adopt a plan of liquidation or dissolution or agree to do any of the foregoing, other than the Merger;

(k) The Borrower, the Guarantor and the Beneficiary shall not have entered into a definitive agreement for the Merger on or before September 15, 2003;

(l) The Merger shall not have been consummated on or before December 24, 2003;

(m) The Merger shall not for any reason result in the automatic conversion of the Guarantor’s outstanding Series C Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), into shares of the Borrower’s Series B Preferred Stock at a conversion price of $64.90 per share immediately upon consummation of the Merger or any holder of the Series C Preferred Stock shall commence, prior to the consummation of the Merger, an action, suit or proceeding to avoid or contest such conversion;

(n) One or more judgments in an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) shall have been rendered against the Guarantor and such judgment or judgments remain undischarged or unstayed for a period of sixty (60) days after such judgment or judgments become or became, as the case may be, final and unappealable;

(o) The Guarantor shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of its properties; or a custodian, receiver, trustee or liquidator or other court appointed fiduciary shall have been appointed with or without the consent of the Guarantor; or the Guarantor is generally not paying its debts as they become due by means of available assets or is insolvent, or has made a general assignment for the benefit of creditors; or the Guarantor files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or if, within sixty (60) days after the commencement of any proceeding against the Guarantor seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal bankruptcy code or similar order under future similar legislation, the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of the Guarantor or of all or any substantial part of its properties, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within sixty (60) days after the expiration of any such stay, such order or appointment shall not have been vacated (collectively, an “Insolvency Event”); or

(p) any Insolvency Event shall have occurred with respect to ICT.

Upon the occurrence of any Event of Default, the Beneficiary may, at its option, declare all amounts due hereunder to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in clauses (o) or (p) occurs, then all amounts due hereunder shall become immediately due and payable without any declaration or other act on the part of the Beneficiary. Upon the occurrence of any Event of Default, the Beneficiary may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the Guaranty and the Security Agreement. If an Event of Default occurs, the Guarantor shall pay to the Beneficiary the reasonable attorneys’ fees and disbursements and all other out-of-pocket costs incurred by the Beneficiary in order to collect amounts due and owing under this Guaranty or otherwise to enforce the Beneficiary’s rights and remedies hereunder and under the Security Agreement.

10A. Secured Obligation. This Guaranty is the Guaranty referred to in the Security Agreement and is secured by the collateral described therein (collectively, the “Collateral”). The Security Agreement grants the Beneficiary certain rights with respect to the Collateral upon an Event of Default.

11. Waiver; Cumulative Remedies. The Beneficiary shall not by any act (except by a written instrument pursuant to paragraph 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

12. Amendments; Successors and Assigns. None of the terms or provisions of this Guaranty may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Beneficiary, provided that any provision of this Guaranty may be waived by the Beneficiary in a letter or agreement executed by the Beneficiary or by telex or facsimile transmission from the Beneficiary. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Beneficiary and its respective successors and assigns.

13. Notices. All notices to the Guarantor under this Guaranty shall be in writing and shall be effective: (i) upon delivery by hand; (ii) one day after being deposited with a recognized overnight delivery service; (iii) five days after being deposited in the United States mail, first-class, postage prepaid, registered or certified, return receipt requested; or (iv) if sent by facsimile, upon receipt of a clear transmission report—in each case addressed to the Guarantor at its address set forth on the signature page of this Guaranty (or to such other address as hereafter may be designated in writing by the Guarantor to the Beneficiary).

14. Integration. This Guaranty represents the entire agreement of the Guarantor with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Beneficiary relative to subject matter hereof not expressly set forth or referred to herein or in the Note.

15. GOVERNING LAW. THIS GUARANTY, AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS GUARANTY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

The Guarantor irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Guaranty and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Guarantor anywhere in the world by the same methods as are specified for the giving of notices under this Guaranty. The Guarantor irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Guarantor irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by the undersigned, thereunto duly authorized, as of the date first written above.

ATTEST:	INCARA PHARMACEUTICALS CORPORATION

By:
Secretary	Name:
Title:

Address for Notice:

79 T. W. Alexander Drive

4401 Research Commons

Suite 200

Research Triangle Park, North Carolina 27709

Fax: (919) 544-1245